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                                                                    Exhibit 99.1

                 CERTIFICATION PURSUANT TO 18 U.S.C.Section 1350

      Pursuant to 18 U.S.C. Section 1350, the undersigned certifies that this Annual Report on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SS&C Technologies, Inc.

         Date: March 31, 2003     By:/s/ William C. Stone

                                  William C. Stone
                                  Chief Executive Officer